Exhibit 10.9

Benitec Biopharma Ltd ABN 64 068 943 662 Suite 1201, 99 Mount Street, North Sydney NSW 2060 Australia Tel: + 61 (0)2 9555 6986 Email: info@benitec.com www.benitec.com

Benitec Employee Share Option Certificate and Terms

CERTIFICATE NUMBER [    ]

Options Grant date:	[ ]

Options Granted to:	[ ] [ ] [ ]

Number:	Option to take up [ ] unissued shares

Vesting:	[ ] vest at each anniversary for the first [ ] years subject to the terms and conditions set out below and subject to the plan rules

Expiry date:	[ ]

Exercise price:	AUD $[ ]

Terms and Conditions

Each Option to take up unissued shares (‘Option’) shall entitle the holder of the Option (‘Option Holder’) to subscribe for and be allotted one fully paid ordinary share (‘Share’) in Benitec Biopharma Limited A.C.N. 068 943 662 (‘Company’) on the terms and conditions set out below:

1.	Each option is exercisable subject to paragraph 3 at any time during the period (‘Option Period’) from the date of issue and expiring at the earliest to occur of the following dates:

(a)	[ ]pm Australian Eastern Standard Time [ ] years after the date of grant,

(b)

the date of retirement, resignation or dismissal from the position of director or other engagement or employment (if any) of the Option Holder with the consolidated entity (as defined in the Corporations Act) of Benitec Limited (‘Consolidated Entity’); and

Benitec Biopharma Ltd ABN 64 068 943 662 Suite 1201, 99 Mount Street, North Sydney NSW 2060 Australia Tel: + 61 (0)2 9555 6986 Email: info@benitec.com www.benitec.com

PROVIDED THAT the limitations on the time of exercise of the Options set out above (excluding the limitations in paragraph 13) shall be subject to the overriding conditions that:

(c)

if retirement occurs after reaching the age determined by the Board to be normal retirement age or in any other circumstances with the approval of the Board, the Option Holder may exercise his or her options in full within [            ] days after the date of retirement, or such other period, being not less than [            ] days, as determined by the Board of Directors (in its sole and absolute discretion) immediately following the date of retirement; and

(d)	if resignation is due to ill health or accident or a dismissal is due to redundancy, or in any other circumstances with the approval of the Board, the Option Holder may exercise his or her

options in full within [            ] days after the date of the resignation or dismissal, or such other period, being not less than [            ] days, as determined by the Board of Directors (in its sole and absolute discretion) immediately following the date of resignation or dismissal.

2.	Subject to paragraphs 1 and 13, the Options may be exercised wholly or in part by giving notice in writing (‘Notice of Exercise’) to the Board at any time during the Option Period.

3.	The Options vest as follows:

(a)

[            ] of the Options are exercisable on the [            ] anniversary of the date of issue. If the resulting number of options contains a fraction, such number shall be rounded down to the next lowest whole number;

(b)

[            ] of the Options are exercisable on the [            ] anniversary of the date of issue. If the resulting number of options contains a fraction, such number shall be rounded down to the next lowest whole number;

(c)	the balance of the Options are exercisable on the [ ] anniversary of the date of issue;

(d)

the vesting of the Options are subject to continued engagement or employment with the Company. Where such engagement or employment ceases with the Company between the vesting period, the Options vest pro-rata over time;

(e)	in the event of termination for cause, no new options would vest; and

Benitec Biopharma Ltd ABN 64 068 943 662 Suite 1201, 99 Mount Street, North Sydney NSW 2060 Australia Tel: + 61 (0)2 9555 6986 Email: info@benitec.com www.benitec.com

(f)	in the event of the Company being the subject of a successful takeover bid or change of control, any Options which have not yet vested to the Option Holders shall be exercisable immediately.

4.

Notwithstanding paragraph 1, but subject to paragraph 13, if an Option Holder dies during the Option Period applicable to the Option Holder, the legal personal representative of the Option Holder may exercise all or any of the Options held at the date of death on behalf of the estate of the Option Holder PROVIDED THAT such exercise must be made any time after the death of the Option Holder but not later than [            ] days, or such other period, being not less than [            ] days, as determined by the Board of Directors (in its sole and absolute discretion) immediately following the death of the Option Holder, after the date of granting of probate or grant or letters of administration (as appropriate) or the Options will lapse and the amount paid to acquire the Options, if any, will be forfeited. Further, in the event the Option Holder dies during the Option Period, the Company has an obligation to inform the Option Holder’s legal personal representative in writing, within [            ] days after the date of granting of probate or grant or letters of administration (as appropriate), of his/her right to exercise the Options in accordance with terms of this clause.

5.	In respect of the Options, the exercise price per Option (which is payable immediately upon exercise) is AUD$[ ] ([ ]cents).

6.	The Options are not capable of being transferred or encumbered by the Option Holder, and will immediately lapse if it is transferred or encumbered, unless it is transferred or encumbered:

(a)	by force of law upon death to the Option Holder ‘s legal personal representative;

(b)	upon bankruptcy to the Option Holder ‘s trustee in bankruptcy; or

(c)	with the prior written approval of the Board.

7.

On receipt by the Company of the Notice of Exercise and payment of the relevant Exercise Price, the Company must, within 14 business days (as defined in the Listing Rules of Australian Stock Exchange Limited) allot to the Option Holder one ordinary share in respect of each Option exercised by the Option Holder and despatch the relevant acknowledgment of issue as soon as is reasonably practicable.

8.

Shares allotted on the exercise of any Options will rank equally in all respects with the then existing issued ordinary fully paid shares in the Company and will be subject to the provisions of the Constitution of the Company.

Benitec Biopharma Ltd ABN 64 068 943 662 Suite 1201, 99 Mount Street, North Sydney NSW 2060 Australia Tel: + 61 (0)2 9555 6986 Email: info@benitec.com www.benitec.com

9.

Adjustments to the number of Shares over which Options exist and/or the Exercise Price may be made as described in paragraph 11 to take account of changes to the capital structure of the Company by way of pro rata bonus issues. The Company agrees to notify all Option Holders and ASX Limited within [            ] month after the record date of a pro rata bonus issue, of any adjustment to the number of Shares over which the Options exist and/or any adjustment to the Exercise Price.

10.	Subject to paragraphs 9, 11 and 12, Options do not confer rights to participate in new issues of securities of the Company without exercising the option.

11.

The method of adjustment for the purpose of paragraph 9 shall be in accordance with Listing Rules 6.22.2 and 6.22.3 of the Official Listing Rules of the Australian Stock Exchange Limited as it currently exists and which provides:

(a)	Pro-Rata Cash Issues

Where a pro-rata issue (except a bonus issue) is made to the holders of fully paid ordinary shares in the Company, the Exercise price of an Option may be reduced according to the following formula:

O’ = O - E[P-(S+D)]

                    N+1

where:

O’	=	the new exercise price of the option.

O	=	the Old exercise price of the option.

E	=	the number of underlying securities into which one Option is Exercisable.

P	=	the average market price per share (weighted by reference to volume) of the underlying securities during the 5 trading days ending on the day before the ex rights date or ex entitlements date.

S	=	the Subscription price for a security under the pro rata issue.

D	=	the Dividend (in the case of a trust, Distribution) due but not yet paid on the existing underlying securities (except those to be issued under the pro rata issue).

N	=	the Number of securities with rights or entitlements that must be held to receive a right to one new security.

Benitec Biopharma Ltd ABN 64 068 943 662 Suite 1201, 99 Mount Street, North Sydney NSW 2060 Australia Tel: + 61 (0)2 9555 6986 Email: info@benitec.com www.benitec.com

(b)	Pro-Rata Bonus Issues

If there is a bonus issue to the holders of the underlying securities of the Company, the number of securities over which the Option is exercisable may be increased by the number of securities, which the holder of the Option would have received if the Option had been exercised before the record date for the bonus issue.

12.

In the event of any reconstruction (including consolidation, subdivision, reduction or return) of the issued capital of the Company, the number of Options or the exercise price of the Options or both will be reconstructed in accordance with the Listing Rules of ASX Limited applying at the time of the reconstruction.

13.	All unexercised Options will lapse in the event of the liquidation of the Company.

14.

The Company will apply to the ASX (and any other stock exchange on which the Shares in the Company are quoted and listed) for, and will use its best endeavours to obtain, quotation and listing of all Shares allotted on the exercise of any Options. The Company will not apply for quotation or listing of the Options on any stock exchange.

15.

Subject to paragraph 13, each Option is personal to the Option Holder named on the front of the Option Certificate and is not transferable, transmissible or assignable PROVIDED THAT the personal representative of an Option Holder may on the death of that Option Holder exercise Options in accordance with paragraph 4.

16.	The Options are issued subject to shareholder approval in accordance with ASX Listing Rule 10.14.

Signed in accordance with the constitution

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[DATE]